Exhibit 9.1

VOTING AGREEMENT

To: The Purchasers of Series B Convertible Preferred Stock of Oragenics, Inc.

To Whom It May Concern:

This letter will confirm the agreement of the undersigned shareholders of Oragenics, Inc., a Florida corporation (“Oragenics”), to vote all shares of voting stock over which the undersigned has voting control in favor of any written consent of shareholders presented to the undersigned or resolution presented to the shareholders of Oragenics to approve the convertibility of shares of Series B Convertible Preferred Stock into Common Stock and the exercisability of the Warrants for Common Stock as required by the New York Stock Exchange Market (together with any successor entity, the “NYSE”) rules as a result of the Series B Convertible Preferred Stock being issued for less than “Market Value” and the exercise price of the Warrants being less than “Market Value” pursuant to that certain Securities Purchase Agreement, dated as of November 8, 2017, among Oragenics and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the NYSE. This agreement is given in consideration of, and as a condition to enter into such Purchase Agreement and is not revocable by the undersigned.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or by pdf electronic mail, and upon such delivery the facsimile or pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.

[Signatures on following page.]

MSD Credit Opportunity Master Fund, L.P.

/s/ Marcello Liguori
Marcello Liguori, Managing Director

[Signature Page to Voting Agreement]

INTREXON CORPORATION

/s/ Donald P. Lehr
Donald P. Lehr, Chief Legal Officer

[Signature Page to Voting Agreement]

KOSKI FAMILY LIMITED PARTNERSHIP

/s/ Christine L. Koski
Christine L. Koski, Managing General Partner

[Signature Page to Voting Agreement]

HARVEST INTREXON ENTERPRISE FUND I, L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC its managing member

By: /s/ Joseph Jolson
Name: Joseph Jolson
Title: Chief Executive Officer

HARVEST INTREXON ENTERPRISE FUND I (AI), L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC, its managing member

By: /s/ Joseph Jolson
Name: Joseph Jolson
Title: Chief Executive Officer

Address:     600 Montgomery Street, Suite 1700

San Francisco, California 94111

[Signature Page to Voting Agreement]